Exhibit 16

ROGOFF & COMPANY, P.C.

Certified Public Accountants

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

November 6, 2002

Commissioners:

We have read the statements made by BSP Onelink, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated November 6, 2002.  We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,

/s/ Rogoff & Company, P.C.

ROGOFF & COMPANY, P.C.

Enclosure-as stated

275 Madison Avenue, New York, New York  10016-1101 l 212-557-5666 l fax 212-557-9330